UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 29, 2023

HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

Clarendon House
2 Church Street
Hamilton, Bermuda
(Address of principal executive offices)

One Helen Of Troy Plaza
El Paso, Texas 79912
(Registrant's United States mailing address)

915-225-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value per share	HELE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Current Report”) amends the Current Report on Form 8-K filed by Helen of Troy Limited (the “Company”, “our”, “we” or “us”) with the Securities and Exchange Commission (the “SEC”) on October 6, 2022 (the “Original Report”) and is being filed in order to amend and supplement the Company’s disclosure under Item 2.05 of the Original Report. The Original Report otherwise remains unchanged.

Item 2.05    Costs Associated with Exit or Disposal Activities.

As previously disclosed in the Original Report, on September 30, 2022, the Board of Directors of the Company authorized the Company's management to proceed with a global restructuring plan intended to expand operating margins through initiatives designed to improve efficiency and reduce costs (collectively referred to as “Project Pegasus”). Project Pegasus includes initiatives to further optimize the Company's brand portfolio, streamline and simplify the organization, accelerate cost of goods savings projects, enhance the efficiency of its supply chain network, optimize its indirect spending, and improve its cash flow and working capital, as well as other activities. The Company anticipates these initiatives will create operating efficiencies, as well as provide a platform to fund future growth investments.

The Company has updated its expectations regarding Project Pegasus charges. The Company now estimates lower total one-time pre-tax restructuring charges of approximately $60 million to $65 million over the duration of the plan. The Company now expects these charges to be completed during fiscal 2025. The Company previously had estimated total pre-tax restructuring charges of approximately $85 million to $95 million, which was initially expected to be substantially completed by the end of fiscal 2024. At the time of the Original Report, the Company was unable in good faith to estimate the amount or range of amounts expected to be incurred with respect to each major type of cost associated with Project Pegasus or to estimate the amount or range of amounts that will result in future cash expenditures. The Company now has the following expectations regarding Project Pegasus charges and cash expenditures:
•Pre-tax restructuring charges to be comprised of approximately $22 million to $25 million of severance and employee related costs, $30 million of professional fees, $5 million of contract termination costs, and $3 million to $5 million of other exit and disposal costs.
•All of the Company's operating segments and shared services will be impacted by the plan and pre-tax restructuring charges include approximately $17 million to $19 million in Home & Outdoor and $43 million to $46 million in Beauty & Wellness.
•Pre-tax restructuring charges represent primarily cash expenditures, which are expected to be substantially paid by the end of fiscal 2025.

The Company continues to have the following expectations regarding Project Pegasus savings:
•Targeted annualized pre-tax operating profit improvements of approximately $75 million to $85 million, which the Company expects to substantially begin in fiscal 2024 and be substantially achieved by the end of fiscal 2026.
•Estimated cadence of the recognition of the savings will be approximately 25% in fiscal 2024, approximately 50% in fiscal 2025 and approximately 25% in fiscal 2026.
•Total profit improvements to be realized approximately 60% through reduced cost of goods sold and 40% through lower SG&A.

In addition, the Company implemented plans to reduce inventory levels, increase inventory turns, and improve cash flow and working capital. Improvements related to these initiatives began in the second half of fiscal 2023, and we expect improvements to continue during fiscal 2024. Expectations regarding Project Pegasus initiatives and the Company’s ability to realize targeted savings, including expectations concerning costs and savings, are based on management’s estimates available at the time and are subject to a number of assumptions that could materially impact such estimates.

Certain statements in this report may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “might”, “would”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “currently”, “continue”, “intends”, “outlook”, “forecasts”, “targets”, “could”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that we expect or anticipate may occur in the future, including statements related to sales, expenses, charges and expenses and statements expressing general expectations about future operating results, are forward-looking statements and are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and assumptions, but there can be no assurance that we will realize our expectations or that our assumptions will prove correct. Forward-looking statements are only as of the date they are made and are subject to risks that could cause them to differ materially from actual results. Accordingly, we caution readers not to place undue reliance on forward-looking statements. We believe that these risks include but are not limited to the risks described or referenced in this report and that are otherwise described from time to time in our SEC reports as filed, including the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2023. We undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: October 4, 2023	/s/ Brian L. Grass
Brian L. Grass
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer
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